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Exhibit 23.2

        [Letterhead of Samson Bélair Deloitte & Touche, Chartered Accountants]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-13350 and 333-74932) of our report dated November 10, 2003, which is included in CGI Group Inc.'s Form 6-K filed on December 17, 2003.

/s/ Samson Bélair Deloitte & Touche

Samson Bélair Deloitte & Touche
Chartered Accountants

Montreal, Quebec
December 17, 2003

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  Exhibit 23.2